CONTINENTAL HOMES HOLDING CORP.
                        COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)

                                                            Years ended May 31,
                                                            -------------------
Fully diluted:                                               1997         1996
                                                             ----         ----
Income from operations                                     $29,445      $25,787
Interest expense on convertible subordinated
  notes, net of income taxes                                 3,499        2,778
                                                           -------      -------
                                                           $32,944      $28,565
                                                           =======      =======

Net income                                                 $29,445      $18,869
Interest expense on convertible subordinated
  notes, net of income taxes                                 3,499        2,778
                                                           -------      -------
                                                           $32,944      $21,647
                                                           =======      =======
Weighted average number of shares outstanding                6,938        6,960
Conversion of convertible subordinated notes (42.105 shares
  per $1,000 principal amount of notes)                      3,632        2,490
Incremental shares relating to stock options exercisable        51           85
                                                           -------      -------
Weighted average number of shares outstanding
  assuming full dilution                                    10,621        9,535
                                                           =======      =======
Fully diluted income from operations per share             $  3.10      $  3.00
                                                           =======      =======
Fully diluted net income per share                         $  3.10      $  2.27
                                                           =======      =======